Exhibit 99.1

For Release: Monday, Oct. 3, 2011, 10 a.m. EDT

GM’s U.S. Sales Up 20 Percent in September

Higher sales at all four brands deliver eighth monthly share increase of 2011

DETROIT – General Motors Co. (NYSE: GM) today reported total sales of 207,145 vehicles in September, a 20-percent increase compared with September 2010.

Retail deliveries were up 19 percent compared with the same month a year ago and accounted for 74 percent of GM sales. Deliveries to fleet customers increased 22 percent.

“For GM, all of the factors that say this is a good time to buy a new vehicle outweigh the bad news that appears to be slowing down the broader economic recovery,” said Don Johnson, vice president, U.S. Sales Operations. “We’re well positioned going forward because we have momentum and another wave of fuel-efficient passenger cars launching over the next several months at Chevrolet, Buick and Cadillac.”

In September, year-over-year passenger car sales increased 12 percent, crossover sales increased 7 percent and truck sales, which include full-size pickups and SUVs, increased 34 percent.

•

Chevrolet: In September, its 12th month since going on sale, Cruze deliveries were 18,097 units, bringing its first full year of sales to 212,019 vehicles. Silverado sales increased 36 percent, Tahoe was up 63 percent and Equinox was up 33 percent.

•	GMC: Sales have now increased for 24 consecutive months, year over year. Sierra sales were up 26 percent, Terrain sales were up 45 percent and Yukon was up 45 percent.

•

Cadillac: Combined sales of the Cadillac CTS sedan, coupe and wagon increased 24 percent compared with September 2010. In addition, the Cadillac SRX was up 22 percent. Cadillac reduced its fleet sales by 54 percent.

•

Buick: September was the brand’s 24th consecutive month of year-over-year sales gains, with the Regal continuing to build momentum with sales up 87 percent. Enclave, which began the transformation of Buick, increased its sales by 10 percent.

Month-end dealer inventory in the United States was 558,157 units. GM’s full-size truck inventory was 208,650 full-size pickup trucks, which equates to an 88-days supply. GM is on track to meet its target of ending 2011 with a full-size pickup inventory of about 200,000 units.

GM continues to expect that the full-year U.S. vehicle sales will be in the low end of our 13.0 million – 13.5 million unit range, given seasonally strong sales and the fact that some of the company’s domestic and Japanese competitors have largely resolved their production issues.

Sales Highlights	Sept. 2011 Total Sales (vehicles)	Total Change vs. Sept. 2010	Sept. 2011 Retail Sales vs. Sept. 2010	CYTD Total Sales (vehicles)	CYTD Total Sales Change vs. 2010	CYTD Retail Sales Change vs. 2010

Chevrolet	147,611	21.5%	21.3%	1,353,943	15.2%	22.6%

GMC	33,194	27.7%	22.4%	294,947	27.1%	23.0%

Buick	13,599	5.6%	4.3%	140,092	22.9%	24.1%

Cadillac	12,741	1.0%	11.2%	113,190	7.8%	16.2%

Total	207,145	19.8%	19.1%	1,902,172	16.9%	22.3%

Inventory	Units @ Sept. 30, 2011	Days Supply (selling days adjusted)	Units @ Aug. 31, 2011	Days Supply (selling days adjusted)

All Vehicles	558,157	67	556,884	66

Full-size Pickups	208,650	88	212,520	107

About General Motors – General Motors (NYSE: GM, TSX: GMM), one of the world’s largest automakers, traces its roots back to 1908. With its global headquarters in Detroit, GM employs 208,000 people in every major region of the world and does business in more than 120 countries. GM and its strategic partners produce cars and trucks in 30 countries, and sell and service these vehicles through the following brands: Baojun, Buick, Cadillac, Chevrolet, GMC, Daewoo, Holden, Isuzu, Jiefang, Opel, Vauxhall, and Wuling. The global Chevrolet brand is celebrating its 100th anniversary in 2011. GM’s largest national market is China, followed by the United States, Brazil, the United Kingdom, Germany, Canada, and Italy. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on the new General Motors can be found at www.gm.com.

CONTACT:

Jim Cain

GM Communications

Cell: 313-407-2843

james.cain@gm.com

Forward-Looking Statements

In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products. GM’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

GM U.S. Deliveries for September 2011 - Divisional Brand Level

*S/D Curr: 25	September				(Calendar Year-to-Date) January - September
*S/D Prev: 25	2011	2010	% Chg Volume	%Chg per S/D	2011	2010	%Chg Volume
Vehicle Total	207,145	173,155	19.6	19.6	1,902,172	1,638,544	16.1
Brand Total	207,145	172,969	19.8	19.8	1,902,172	1,626,899	16.9
Other Brand Total	0	186	***.*	***.*	0	11,645	***.*

GM Vehicle Deliveries by Marketing Division
	2011	2010	%Chg Volume	%Chg per S/D	2011	2010	%Chg Volume
Buick Total	13,599	12,875	5.6	5.6	140,092	114,000	22.9
Cadillac Total	12,741	12,620	1.0	1.0	113,190	105,013	7.8
Chevrolet Total **	147,611	121,479	21.5	21.5	1,353,943	1,175,790	15.2
GMC Total **	33,194	25,995	27.7	27.7	294,947	232,096	27.1
Brand Total	207,145	172,969	19.8	19.8	1,902,172	1,626,899	16.9
HUMMER Total	0	163	***.*	***.*	0	3,507	***.*
Pontiac Total	0	8	***.*	***.*	0	962	***.*
Saab Total	0	0	***.*	***.*	0	608	***.*
Saturn Total	0	15	***.*	***.*	0	6,568	***.*
Other Brand Total	0	186	***.*	***.*	0	11,645	***.*

GM Vehicle Total	207,145	173,155	19.6	19.6	1,902,172	1,638,544	16.1

*	Twenty-five selling days for the September period this year and twenty-five for last year.
**	Calendar Year 2010 includes GMC & Chevrolet Dealer deliveries of commercial vehicles distributed by American Isuzu Motors, Inc.

Sales Reporting and Data Management	Page 1 of 2

GM U.S. Deliveries for September 2011 by Model

					(Calendar Year-to-Date)
	September				January - September
	2011	2010	% Chg Volume	%Chg per S/D	2011	2010	%Chg Volume
Selling Days (S/D)	25	25

Enclave	4,868	4,408	10.4	10.4	44,404	40,289	10.2
LaCrosse	4,338	4,741	-8.5	-8.5	45,058	47,536	-5.2
Lucerne	1,068	1,950	-45.2	-45.2	17,973	20,521	-12.4
Regal	3,325	1,776	87.2	87.2	32,657	5,654	477.6
Buick Total	13,599	12,875	5.6	5.6	140,092	114,000	22.9

CTS	4,663	3,760	24.0	24.0	41,900	32,516	28.9
DTS	583	1,870	-68.8	-68.8	10,755	13,987	-23.1
Escalade	1,527	1,211	26.1	26.1	10,491	11,053	-5.1
Escalade ESV	713	824	-13.5	-13.5	5,770	5,698	1.3
Escalade EXT	174	180	-3.3	-3.3	1,415	1,376	2.8
SRX	4,901	4,027	21.7	21.7	39,861	36,730	8.5
STS	180	745	-75.8	-75.8	2,986	3,473	-14.0
XLR	0	3	***.*	***.*	12	180	-93.3
Cadillac Total	12,741	12,620	1.0	1.0	113,190	105,013	7.8

Avalanche	1,861	1,760	5.7	5.7	13,989	15,028	-6.9
Aveo	1,271	6,552	-80.6	-80.6	28,482	35,286	-19.3
Camaro	6,994	6,323	10.6	10.6	70,249	66,508	5.6
Caprice	140	0	***.*	***.*	498	0	***.*
Chevy C/T Series	0	0	***.*	***.*	0	8	***.*
Chevy W Series	0	13	***.*	***.*	0	234	***.*
Cobalt	4	3,462	-99.9	-99.9	843	93,838	-99.1
Colorado	2,171	2,723	-20.3	-20.3	23,985	18,426	30.2
Corvette	1,147	1,109	3.4	3.4	10,270	9,798	4.8
Cruze	18,097	516	***.*	***.*	187,524	516	***.*
Equinox	15,497	11,658	32.9	32.9	145,035	99,055	46.4
Express	7,556	5,233	44.4	44.4	51,674	43,475	18.9
HHR	158	5,209	-97.0	-97.0	36,771	62,451	-41.1
Impala	13,822	12,186	13.4	13.4	138,122	133,585	3.4
Kodiak 4/5 Series	0	44	***.*	***.*	10	1,154	-99.1
Kodiak 6/7/8 Series	0	16	***.*	***.*	0	215	***.*
Malibu	11,114	16,289	-31.8	-31.8	171,266	163,246	4.9
Silverado-C/K Pickup	43,698	32,185	35.8	35.8	296,436	267,715	10.7
Sonic	1,426	0	***.*	***.*	1,706	0	***.*
Suburban (Chevy)	5,246	2,863	83.2	83.2	33,055	31,808	3.9
Tahoe	8,813	5,422	62.5	62.5	56,636	55,143	2.7
TrailBlazer	0	2	***.*	***.*	33	213	-84.5
Traverse	7,873	7,914	-0.5	-0.5	83,464	78,012	7.0
Uplander	0	0	***.*	***.*	0	76	***.*
Volt	723	0	***.*	***.*	3,895	0	***.*
Chevrolet Total	147,611	121,479	21.5	21.5	1,353,943	1,175,790	15.2

Acadia	5,287	4,608	14.7	14.7	62,013	49,729	24.7
Canyon	458	782	-41.4	-41.4	7,634	5,655	35.0
Envoy	0	2	***.*	***.*	5	80	-93.8
GMC C/T Series	0	0	***.*	***.*	0	52	***.*
GMC W Series	0	17	***.*	***.*	0	325	***.*
Savana	846	923	-8.3	-8.3	13,096	10,601	23.5
Sierra	13,904	11,077	25.5	25.5	107,342	90,235	19.0
Terrain	6,910	4,777	44.7	44.7	63,451	39,869	59.1
Topkick 4/5 Series	0	15	***.*	***.*	5	850	-99.4
Topkick 6/7/8 Series	0	19	***.*	***.*	8	367	-97.8
Yukon	3,338	2,305	44.8	44.8	24,337	18,869	29.0
Yukon XL	2,451	1,470	66.7	66.7	17,056	15,464	10.3
GMC Total	33,194	25,995	27.7	27.7	294,947	232,096	27.1

Brand Total	207,145	172,969	19.8	19.8	1,902,172	1,626,899	16.9

HUMMER Total	0	163	***.*	***.*	0	3,507	***.*

Pontiac Total	0	8	***.*	***.*	0	962	***.*

Saab Total	0	0	***.*	***.*	0	608	***.*

Saturn Total	0	15	***.*	***.*	0	6,568	***.*

Other Brand Total	0	186	***.*	***.*	0	11,645	***.*

GM Vehicle Total	207,145	173,155	19.6	19.6	1,902,172	1,638,544	16.1

Sales Reporting and Data Management	Page 2 of 2